CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Form 10-K of Residential Accredit Loans, Inc., relating to Mortgage Asset Pass-Through Certificates, Series 2003-QS8 comprising part of the Registration Statement (No 333-101791), Series 2002-QS1, Series 2001-QS17 and Series 2001-QS15 comprising part of the Registration Statement (No 333-60352) and Series 1995-QS1 and Series 1996-QS2 and Series 1996-QS1, of our report dated February 13, 2004 relating to the financial statements, which appears in Item 8 of MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the incorporation by reference of our report dated February 13, 2004 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 13, 2004 relating to the financial statements of MBIA Insurance Corporation as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, which is included in Exhibit 99.4 to such Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP
March 26, 2004